AGREEMENT TO
        CASH OUT AND CANCEL STOCK OPTIONS ("AGREEMENT")

      Pursuant to this Agreement made and effective this 28th day of February, 1995, between United Stationers Inc. ("Company") and the undersigned stock option holder
("Optionee"),   the  Company and the Optionee agree as follows:
      1. The Optionee agrees not to exercise any stock option granted under the United Stationers Inc. 1981 Stock Incentive Award Plan or the United Stationers Inc. 1985 Nonqualified Stock Option Plan (referred to individually and collectively as the "Stock Option Plan") while this Agreement is in effect and any attempt by the Optionee to exercise any such stock option while this Agreement is in effect shall be void.

          2. Upon the occurrence of a merger between the Company and
Associated Holdings, Inc. or one of its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) ("Merger"), the Optionee shall be entitled to and the Company shall pay to the Optionee, with respect to each stock option grant (including stock options not then currently exercisable or subject to forfeiture and regardless of any restriction or condition to which any option may be subject pursuant to the Stock Option Plan or the terms of the grant, but excluding any stock options which have been forfeited due to termination of employment prior to the date of the Merger), an amount equal to the product of (A) the excess, if any, of $15.50 per share (or such greater amount as shall be offered to stockholders pursuant to the Tender Offer from Associated Holdings, Inc.) over the option price of a share of the Common Stock of the Company ("Share") pursuant to the terms of the grant, multiplied by (B) the number of Shares to which the grant pertains.

           3. If any stock option granted to the Optionee would lapse by reason of the Optionee's failure to exercise during the period this Agreement is in effect, such options shall not lapse during the time this Agreement is in effect, and the Optionee shall be entitled to and the Company shall pay to the Optionee, with respect to each such stock option grant the amounts described in paragraph 2 above.

           4. The amount determined under paragraph 2 shall be payable by the Company on the third (3rd) business day following the date on which the Merger occurs, without any reduction for brokerage commissions or any other expense other than taxes as provided in paragraph 5 below. Upon the receipt of such payment, all stock options granted under the Stock Option Plan shall be cancelled and the Optionee hereby waives and releases all rights Optionee may have against the Company under the Stock Option Plan.

          5. The Optionee shall be responsible for any federal, state, city or other taxes imposed with respect to any payment made pursuant to this Agreement. The Company shall comply with the obligations imposed under applicable federal, state or city withholding laws with respect to any payment under this Agreement and shall be entitled to do any act or thing to effectuate compliance by Optionee and the Company with such laws including withholding any amounts payable pursuant to this Agreement.

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           6.   This Agreement shall be in effect until  June
30,
1995.

           7.   This Agreement shall be binding upon and inure
to
the  benefit of the Optionee and the Company and their
respective
heirs, personal representatives and permitted assigns.
          8. This Agreement constitutes the entire agreement between the parties hereto and contains all the agreements between such parties with respect to the subject matter hereof. No change or modification of or any waiver of the provisions of this Agreement shall be valid unless the same shall be in writing and signed by the Optionee and an authorized representative of the Company other than the Optionee.
     9.     This   Agreement  may  be  executed   in   multiple
counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.


                                   United Stationers Inc.
                                   By:
Optionee - Signature
Vice
President, Secretary and
                                                General Counsel

____________________________________
Typed or Printed Name





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